UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2008

GEOVIC MINING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

743 Horizon Court, Suite 300A, Grand Junction, Colorado		81506
(Address of principal executive offices)		(Zip Code)

(970) 256-9681 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     The information in this Form 8-K (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On June 27, 2008, Geovic Mining Corp. (“Geovic”, TSX:GMC) announced that it entered into an investor relations agreement with San Diego Torrey Hills Capital ("Torrey Hills"), commencing immediately for a one-year term. Torrey Hills, which has advised clients in the junior resource capital market for the past decade, will act as an Investor Relations consultant, principally related to increasing Geovic’s marketing efforts in the United States. A copy of the press release is included as Exhibit 99.1 to this Report.

     In connection with a consulting agreement, Geovic has granted Torrey Hills warrants to purchase 250,000 common shares at an exercise price of $1.26 per share for a period of three years from the date of the agreement. The warrants will vest over 12 months in four equal stages, commencing on the date of the agreement. The consulting agreement and warrants are included as Exhibit 10.1 and 10.2 to this Report. Also attached, as Exhibit 10.3, is a warrant to purchase 50,000 common shares on the same terms, issued to another consultant for services performed in May and June 2008.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are furnished herewith:

10.1    Consulting Agreement With San Diego Torrey Hills Capital, Inc. dated June __, 2008.

10.2    Common Stock Purchase Warrant for 250,000 shares, issued June 20, 2008.

10.3    Common Stock Purchase Warrant for 50,000 shares, issued June 18, 2008.

99.1 Press Release dated June 27, 2008.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOVIC MINING CORP.
Registrant

June 27, 2008	By: /s/ John E. Sherborne
John E. Sherborne
Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

10.1    Consulting Agreement With San Diego Torrey Hills Capital, Inc. dated June __, 2008

10.2    Common Stock Purchase Warrant for 250,000 shares, issued June 20, 2008.

10.3    Common Stock Purchase Warrant for 50,000 shares, issued June 18, 2008.

99.1     Press release dated June 27, 2008